EXHIBIT 99.1

Catheter Precision, Inc. (NYSE American: VTAK) Reports Q2 2024 Highlights and Operational Performance Report.

Fort Mill, SC, August 14, 2024 – Catheter Precision, Inc. (NYSE American: VTAK), a MedTech company pioneering products in the growing field of cardiac electrophysiology, including its VIVO™ and LockeT product(s), releases Q2 Financials and Operational Report.

 Operational highlights include the following:

•	First commercial sales of LockeT in the US
•	14 new sales and clinical hires at various stages of training completion
•	Larger number of US hospitals than projected have confirmed product interest and have scheduled evaluations
o	23 hospitals for LockeT
o	10 hospitals for VIVO
•	VIVO product evaluation started at large volume center in Italy
•	New LockeT publication in the Journal of Cardiovascular Electrophysiology
•	Catheter Precision is attending the Kansas City Heart Rhythm Society Conference (KCHRS) in Kansas City August 17 and 18, 2024
•	Completion of the VIVO EU Registry in June 2024

2024 Second Quarter Financial Results are as follows:

•	Total assets at June 30, 2024, were $26 million
•	Total cash on position at June 30, 2024 was $16 thousand, and $330 thousand at August 12, 2024
•	Total revenues for the three and six months ended June 30, 2024, were $93 thousand and $175 thousand, respectively
•	Shareholders’ equity as of June 30, 2024, was $14.3 million
•	Net loss for the three and six months ended June 30, 2024, was ($4.2) million and ($6.9) million, respectively
•	LockeT sales for the three and six months ended June 30, 2024, were $38 thousand for both periods.

David Jenkins, CEO, commented: “During the second quarter of 2024, we focused on acquiring additional talent for the US to support our new sales strategy under the new Chief Commercial Officer, Marie-Claude Jacques. During this time, we also recognized initial revenue for LockeT and continued marketing VIVO in new US territories.”

About VIVO

Catheter Precision’s VIVO™ (View Into Ventricular Onset), is a non-invasive 3D imaging system that enables physicians to identify the origin of ventricular arrhythmias pre-procedure, thereby streamlining workflow and reducing procedure time. VIVO has received marketing clearance from the U.S. FDA and has the CE Mark.

About LockeT

Catheter Precision’s LockeT is a suture retention device intended to assist in hemostasis after percutaneous venous punctures. LockeT is a Class 1 device registered with the FDA.

About Catheter Precision

Catheter Precision is an innovative U.S.-based medical device company bringing new solutions to market to improve the treatment of cardiac arrhythmias. It is focused on developing groundbreaking technology for electrophysiology procedures by collaborating with physicians and continuously advancing its products. Reincorporated as Ra Medical Systems, Inc. in Delaware in 2018, the Company changed its name to Catheter Precision, Inc. on August 17, 2023.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statement.  Forward-looking statements can be identified by words such as “believe,” “anticipate,” “may,” “might,” “can,” “could,” “continue,” “depends,” “expect,” “expand,” “forecast,” “intend,” “predict,” “plan,” “rely,” “should,” “will,” “may,” “seek,” or the negative of these terms and other similar expressions, although not all forward-looking statements contain these words.  These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995.  Forward-looking statements contained in this press release include, but are not limited to, the following:  statements regarding our new sales strategy and the marketing of VIVO in new US territories.  The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks and changes in circumstances, including but not limited to risks and uncertainties included under the caption “Risk Factors” in the Company’s 2023 Form 10-K filed with the SEC, and its Form 10-Q for the quarter ended June 30, 2024, and available at www.sec.gov. These risks and uncertainties include, but aren’t limited to, that we do not have sufficient liquidity to fund our operations through August 2024 unless we are able to obtain additional financing or enter into a strategic transaction that would provide additional liquidity, we will not be able to reach profitability unless we are able to achieve our product expansion and growth goals, our research and development and commercialization efforts may depend on entering into agreements with corporate collaborators, we have entered into joint marketing agreements with respect to our products, and may enter into additional joint marketing agreements, that will reduce our revenues from product sales, royalty agreements with respect to our LockeT device will reduce any future profits from this product, if we experience significant disruptions in our information technology systems, our business may be adversely affected, litigation and other legal proceedings may adversely affect our business, if we make acquisitions or divestitures, we could encounter difficulties that harm our business, failure to attract and retain sufficient qualified personnel could also impede our growth, failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock, we have determined that our internal controls and disclosure controls were not effective as of December 31, 2023 and June 30, 2024, and as a result, without effective remediation of the material weaknesses that we have identified, we may not be able to accurately report our financial results or prevent fraud, our revenues may depend on our customers’ receipt of adequate reimbursement from private insurers and government sponsored healthcare programs, we may be unable to compete successfully with companies in our highly competitive industry, many of whom have substantially greater resources than we do, our future operating results depend upon our ability to obtain components in sufficient quantities on commercially reasonable terms or according to schedules, prices, quality and volumes that are acceptable to us, and suppliers may fail to deliver components, or we may be unable to manage these components effectively or obtain these components on such terms, if hospitals, physicians and patients do not accept our current and future products or if the market for indications for which any product candidate is approved is smaller than expected, we may be unable to generate significant revenue, if any, our medical device operations are subject to pervasive and continuing FDA regulatory requirements, our products may be subject to additional recalls, revocations or suspensions after receiving FDA or foreign approval or clearance, which could divert managerial and financial resources, harm our reputation, and adversely affect our business, changes in trade policies among the U.S. and other countries, in particular the imposition of new or higher tariffs, could place pressure on our average selling prices as our customers seek to offset the impact of increased tariffs on their own products, increased tariffs or the imposition of other barriers to international trade could have a material adverse effect on our revenues and operating results. The risks and uncertainties described above may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty, or other pandemics, supply chain disruptions from the Ukraine war or Israeli-Hamas conflict and otherwise, and ongoing volatility in the stock markets and the U.S. economy in general.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

CONTACTS:

At the Company

David Jenkins

973-691-2000

IR@catheterprecision.com

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